1290 Trust
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 10/31/2017
Registrant CIK:  00011160168
FILE NUMBER: 811- 10509

74V.

Net asset value per share (to nearest cent)
Negative answer permitted in this field.

FUND

 Class A
 Class I
 Class R
Class T
1290 CONVERTIBLE SECURITIES
1290
10.91
            10.91
10.91
     -
1290 DOUBLELINE DYNAMIC ALLOCATION
1290
11.25
            11.27
11.23
     -
1290 GAMCO SMALL/MID CAP VALUE
1290
12.83
12.86
12.76
12.86
1290 GLOBAL TALENTS FUND
1290
12.44
            12.48
12.39
     -
1290 HIGH YIELD BOND
1290
9.33
9.34
9.33
9.33

1290 LOW VOLATILITY GLOBAL EQUITY
1290
     -
            10.94
     -
     -
1290 MULTI-ALTERNATIVE STRATEGIES
1290
10.21
            10.23
10.19
     -
1290 RETIREMENT 2020
1290
     -
            10.66
     -
     -
1290 RETIREMENT 2025
1290
     -
            10.75
     -
     -
1290 RETIREMENT 2030
1290
     -
            10.80
     -
     -
1290 RETIREMENT 2035
1290
     -
            10.85
     -
     -
1290 RETIREMENT 2040
1290
     -
            10.89
     -
     -
1290 RETIREMENT 2045
1290
     -
            10.93
     -
     -
1290 RETIREMENT 2050
1290
     -
            10.98
     -
     -

FUND

 Class A
 Class I
 Class R
Class T
1290 RETIREMENT 2055
1290
     -
            11.02
     -
     -
1290 RETIREMENT 2060
1290
     -
            11.03
     -
     -
1290 SMARTBETA EQUITY
1290
12.23
12.25
12.20
12.25
1290 UNCONSTRAINED BOND MANAGERS
1290
10.12
10.13
10.11
     -